                                    Exhibit 6
                         Opinion and Consent of Actuary


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                                                                      Exhibit 6.

[LOGO]    FIRST
          VARIABLE
          LIFE
          INSURANCE
          COMPANY


April 28, 1997

First Variable Life Insurance Company
10 Post Office Square, 12th Floor
Boston, MA 02109

Re:  Registration of Contract Interests
     Separate Account VL of First Variable Life Insurance Company
     (File No. 333-05053)

Gentlemen:

In my capacity as Actuary of First Variable Life Insurance Company, I have provided actuarial advice concerning:

o The preparation of the captioned registration statement ("Registration Statement") on Form S-6 filed by First Variable Life Insurance Company and its Separate Account VL with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the variable universal life insurance contract ("Contract") described therein; and

o The preparation of the policy forms for the Contract described in the Registration Statement.

It is my professional opinion that:

1. The illustration of death benefits, account values, cash surrender values and total premiums paid plus interest at 5% shown in the prospectus, based on the assumptions stated in the illustration, are consistent with the provisions of the Contract. The rate structure of the Contract overall is reasonable and has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations included, appear more favourable to prospective buyers than other illustrations which could have been provided at other combinations of ages, sex of the insured, death benefit option and amount, definition of life insurance test, premium class and premium amounts. Insureds in other premium classes may have higher cost of insurance charges.

2. All other numerical expamples shown in the prospectus are consistent with the Contract and our practices and have not been designed to appear more favourable to prospective buyers than other examples which could have been provided.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


Sincerely


/s/ Martin Sheerin
  Martin Sheerin  FSA, MAAA


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